                         LOAN AGREEMENT                 EXHIBIT J

     This Loan Agreement is made by and between ROBERT L. SHELL, JR., (hereinafter called "Borrower") and BANK ONE, WEST VIRGINIA, NA, a national banking association, (hereinafter called "Bank") and is executed in connection with the following described "Loan #1" and "Loan #2" (hereinafter collectively referred to as the "Loans") to be evidenced by promissory notes (hereinafter called "Note #1" and "Note #2", respectively, and collectively called the "Notes") which shall include the following provisions and such other provisions as may be agreed upon in writing by Borrower and Bank:
     "Loan #1" -  Amount of Note:  $300,000.00
                  Date of Note:  July 20, 1995
                  Term of Note/Maturity:  Interest only shall be
                    payable monthly, with all principal and
                    interest being payable one year from the date of Note #1. At or before said maturity date and annually thereafter (if renewed), Bank shall review Loan #1 for renewal for an additional one year period, which review and renewal shall be in the Bank's sole discretion.

     "Loan #2" -   Amount of Note:  $300,000.00
                   Date of Note:  July 20, 1995
                   Term of Note/Maturity:  Principal and interest
                    shall be payable monthly in installments of $4,625.00 each, with one, final installment of all remaining principal and interest being due and payable, if not sooner paid, July ___, 2000.

     In consideration of the Loans from Bank, the mutual covenants contained herein, and other good and valuable consideration, the Borrower hereby warrants, represents and agrees as follows:

1. WARRANTIES: The following warranties shall survive and continue after execution and delivery of this Agreement and the Bank's making the Loan:
     A. LITIGATION: There are no pending or, to the knowledge of Borrower, threatened actions or proceedings against Borrower before any court or administrative agency, Federal or State that, if determined adversely to Borrower, are likely to have a material adverse effect on Borrower, except as disclosed in a letter delivered by the Borrower to the Bank at or prior to the execution hereof.
     B. LIENS AND TAXES. The Borrower has filed all tax returns required to be filed and paid all material taxes due pursuant to such returns or to any assessment received. The Internal Revenue Service has not asserted any liability for taxes in excess of those already paid by the Borrower and its property is free of any tax liens.
     C. BORROWER'S POWERS: The execution and performance of this Agreement and the Note are within the Borrower's powers, and are not in contravention of any law or of any agreement to which Borrower is a party or by which it is bound.
     D. ASSET OWNERSHIP: All statements as to ownership of assets and other statements of assets, heretofore or hereafter given to the Bank in connection with this Agreement, are or will be true and correct in all material respects subject to any limitation stated therein.

     E. FINANCIAL CONDITION: Borrower's financial statements furnished to Bank fairly present in all material respects Borrower's financial condition at said date, and since said date there has been no material adverse change in his financial condition.
     F.   REPRESENTATION OF FACTS:   All information,
representations and materials submitted by Borrower in support of the application for the Loans or made in the Loan Documents are true and accurate.
     G. NOTICES: For purposes of this Agreement the following shall be the Borrower's address for notices: c/o Guyan International, 5 Nichols Drive, Barboursville, West Virginia 25504.
2.   AFFIRMATIVE COVENANTS:  The Borrower will:
     A. REPAYMENT/PERFORMANCE OF LOAN DOCUMENTS: Repay the Loans with interest thereon in accordance with the terms and conditions set forth in this Agreement and the Notes. Borrower shall perform all terms and conditions set forth in this Agreement, the Notes and any security agreement, deed of trust or other documents evidencing or securing the Loans (collectively called the "Loan Documents").
     B. PURPOSE(S) OF THE LOANS: (1) Use the proceeds of Loan #1 only for the purpose of acquiring shares of common stock of Abigail Adams National Bancorp, Inc., and (2) use up to $200,000.00 of the proceeds of Loan #2 only for the purpose of acquiring shares of Abigail Adams National Bancorp, Inc. and use up to $100,000.00 of the proceeds of Loan #2 for the purposes of refinancing existing debt of Borrower or general working capital. The combined principal balances of the Loans shall at no time exceed the lesser of (i) the face amounts of the Notes or (ii) the amount paid by Borrower for the Abigail Adams National Bancorp stock purchased by Borrower with proceeds of the Loans plus $100,000.00.
     C. FINANCIAL STATEMENTS: Furnish to the Bank within on or before March 30 of each year an annual personal financial statement in form reasonably acceptable to the Bank. Borrower shall also submit annually to Bank copies of his Federal Income Tax Return not more than 30 days after filing each return.
Except as required by law or governmental regulation, Bank will hold all financial and other information delivered by Borrower to Bank in strict confidence.
     D. DISCHARGE OF LIENS AND TAXES: Pay all taxes, assessments and governmental charges upon the Borrower or against his properties prior to the date on which penalties are attached thereto, unless and to the extent only that the same shall be contested in good faith and by appropriate proceedings by the Borrower.
     E. COLLATERAL: As security for the Loans, deliver to the Bank the following duly executed security agreements, UCC's, deeds of trust or such other documents as reasonably required by
Bank: (1) Security and Pledge Agreement(s), financing statements, stock power(s) of attorney and other documents creating and perfecting first priority liens and security interests in the following collateral: all shares of Abigail Adams National Bancorp, Inc. stock acquired by Borrower with proceeds of the Loans, together with such other shares or other securities as may be required to maintain the loan balance to collateral value ratio hereinafter provided and (2) Credit Line Deed(s) of Trust creating a second priority lien on the Borrower's property located at 5 Nichols Drive, Barboursville, West Virginia. The proceeds of Loan #1 are to be used as part of the purchase price for 27,000 shares of Abigail Adams National Bancorp, Inc. (the "27,000 Shares"). The 27,000 Shares must at all times provide Bank with a Loan #1 balance to collateral value ratio not greater than .70 (i.e. if the balance of the Loan #1 is $300,000, the value of the 27,000 Shares must be not less than $428,571.42). The value of each share of Abigail Adams National Bancorp, Inc. shall be the last reported bid price for the stock as reported in the "pink sheets". (If the trading of the stock ceases to be reported in the "pink sheets", then the value of the stock shall be determined by reference to the bid price reported in such other reporting service as may report the trading of the stock.) If at time while Loan #1 or any renewal(s) thereof remain unpaid, the value of the 27,000 Shares is not sufficient to provide the required Loan #1 balance to collateral value ratio, Borrower shall promptly upon request by Bank (i) pledge to Bank and grant Bank a perfected security interest in additional marketable securities satisfactory to Bank of market value sufficient to achieve the required 70% Loan to collateral value ratio, or (ii) reduce the outstanding balance of Loan #1 to a balance which satisfies the required Loan to value ratio. In addition, Borrower shall provide to the transfer agent of Abigail Adams National Bancorp, Inc. or other party acceptable to Lender, written instruction that upon issuance any shares which are purchased with proceeds of either of the Loans, such shares are to be delivered directly to the Bank to be held in accordance with the terms of the Loan Documents.
     F. EXPENSES: Pay or reimburse the Bank for all reasonable out-of-pocket expenses of every nature including, but not limited to appraisal fees and reasonable attorney's fees, which Bank may incur in connection with the Loan Documents, or the collection of the indebtedness created hereunder.
     G. OTHER (LIMITED PRICE PUT OPTION): (LOAN FEE): (i) Borrower shall cause valid, binding Limited Price Put Option(s) in form and substance acceptable to Bank to be executed by Marshall T. Reynolds ("Reynolds") with respect to all shares of Abigail Adams National Bancorp., Inc. purchased by Borrower with proceeds of the Loans, whereby Reynolds agrees that in the event of default by Borrower in the performance of either of the Notes or any other Loan Document, Reynolds shall upon request purchase shares which secure the Loans at the price the Borrower paid for said shares. Said put option shall provide that Reynolds shall purchase a sufficient number of shares so that the proceeds from such sale will reduce the combined balances of the Loans to

$100,000.00 or less. The proceeds generated from the exercise of the put option shall be applied first to fully pay Loan #1 and then to reduce the balance of Loan #2 to an amount not greater than $100,000.00.
          (ii) Borrower shall pay to Bank upon execution of this Agreement a Loans fee of $1,500.00.
     H.   APPRAISAL:     Provide Bank with an updated appraisal
of the Borrower's residence performed by an appraiser acceptable to the Bank.
3. NEGATIVE COVENANTS: Without the written consent to the Bank, Borrower will not further encumber or permit any liens or security interests to exist upon any of the collateral which secures the Loans except; (i) for liens of taxes and assessments not delinquent or being contested in good faith, (ii) for liens of mechanics or materialmen with respect to obligations not overdue or being contested in good faith, or (iii) for liens in favor of Bank.
4. DEFAULT: In addition to the terms contained in the Notes or any other Loan Document, the following events shall be "Events of Default" hereunder:
     a. Default by the Borrower in the payment of any principal of, or interest on, either of the Notes when and as same shall become due and payable, whether at maturity, by acceleration, or otherwise and such default shall continue unremedied for 10 days after notice thereof has been given to the Borrower by the Bank; or

     b. Any representation or warranty made or any financial statement or other information furnished by the Borrower or any officer of it in connection with the execution and delivery of this Agreement, the Note, any other Loan Document or in any certificate furnished pursuant hereto shall prove to be false in any material respect at the time made (provided that this provision shall not apply to any budgets or financial or other projections delivered by Borrower to Bank); or
     c. Default by the Borrower in the due performance of any term, provision or agreement contained herein, in either of the Notes (other than for the payment of principal or interest) or in any other Loan Document, to be performed by it and such default shall continue unremedied for 30 days after notice thereof has been given to the Borrower by the Bank; or
     d. The Borrower shall become involved in financial difficulties as evidenced by: (i) making an assignment for the benefit of creditors, or commence any similar debtor relief proceeding, whether judicial or otherwise; (ii) consent to or application for the appointment of a trustee, interim trustee, custodian or receiver for all or a major portion of its property;
(iii) the commencement by Borrower of any action or proceeding under any other federal or state bankruptcy, insolvency, composition, debtor relief, reorganization or other similar law, or have such a proceeding commenced against Borrower and either have an order of insolvency or reorganization entered against Borrower or have the proceeding remain undismissed or unstayed for 60 days; (vi) the issuance of any attachment, garnishment, execution, federal tax levy, or other process or seizure against any material property of Borrower that is not stayed, paid or discharged within 60 days (unless it is being contested in good faith and by appropriate proceedings); or
     e. The failure by Borrower to maintain the required Loan #1 balance to collateral value ratio; or
     f. If any of the following should occur with respect to Abigail Adams National Bank ("AANB") or Abigail Adams National Bancorp, Inc. ("Bancorp"):
          (1) Any regulator with supervisory or oversight control over AANB or Bancorp ("Regulator") shall issue a determination based on the reported financial condition of AANB or Bancorp that AANB or Bancorp is "undercapitalized" within the meaning of such Regulator's prompt corrective action regulations; or
          (2) Any Regulator shall have issued a prompt corrective action order and AANB or Bancorp shall have failed to comply with such order within the time specified in such order or, if no time is specified, within a reasonable time; or
          (3) AANB or Bancorp shall have been notified by any Regulator that it is in an unsafe and unsound condition or is engaging in an unsafe and unsound practice, and AANB or Bancorp shall have failed to cure such condition or cease such practice within the time set by such Regulator or, if no time is set, within a reasonable time; or

          (4) AANB or Bancorp shall have entered into a written agreement with any Regulator materially limiting its ability to engage in its principal business activities; or
          (5) The insurance of AANB's deposits by the FDIC shall have been suspended or terminated; or
     g. The Bank shall deem itself insecure, in good faith believing that the prospect of payment of the Notes or performance under this Agreement or any instrument providing security for either of the Notes is impaired.
     IF ANY ONE OR MORE OF THE FOREGOING EVENTS OF DEFAULT SHALL HAPPEN, THE BANK MAY, AT ANY TIME, WITHOUT NOTICE TO THE BORROWER, DECLARE THE UNPAID PRINCIPAL OF AND INTEREST ON THE NOTES TO BE IMMEDIATELY DUE AND PAYABLE AND SUCH PRINCIPAL OF AND INTEREST ON THE NOTES SHALL THEREUPON BECOME AND BE IMMEDIATELY DUE AND PAYABLE, WITHOUT PRESENTMENT, DEMAND, PROTEST OR NOTICE OF ANY KIND, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED BY THE BORROWER, AND THE BANK MAY TAKE SUCH ADDITIONAL ACTION AS PROVIDED BY LAW.
5. ADDITIONAL TERMS, DELETIONS AND EXCLUSIONS: The Borrower agrees to additional provisions, deletions and/or exclusions as follows: None
6.   MISCELLANEOUS:
     a. Paragraph headings are for reference only and shall otherwise be disregarded.
     b. No waiver hereunder shall be effective unless in writing. No delay in exercising any right shall operate as a waiver thereof. A waiver on any one occasion shall not be a waiver of any right or remedy on any future occasion. This Agreement will terminate when all obligations of the Borrower to the Bank have been paid in full and the Bank shall not be obligated to advance any additional funds to the Borrower. This Agreement shall be governed by the laws of the State of West Virginia.
     IN WITNESS WHEREOF and intending to be legally bound hereby, the Borrower and the Bank have executed and delivered this Loan Agreement this 20th day of July, 1995.
                              BANK ONE, WEST VIRGINIA, NA,
                              a national banking association

                              By:_______________________________

                                 Its:___________________________



                              __________________________________
                                    ROBERT L. SHELL, JR.

BANK ONE, WEST VIRGINIA, NA             Commercial
                                        Promissory Note


Note number _________  Date July 20, 1995  Amount $300,000.00

For value received, the receipt of which is hereby acknowledged, the undersigned, jointly and severally, promise to pay to the order of BANK ONE, WEST VIRGINIA, NA, a national banking association hereinafter called "the Bank") at 1000 Fifth Avenue, Huntington, West Virginia, the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) or so much thereof as may from time to time be disbursed to, or for the benefit of, the undersigned, together with interest on the unpaid principal balance as hereinafter provided from the date hereof until paid in full and payable on the terms hereinafter set forth. The Bank's records of disbursements and payments shall be conclusive as to the outstanding balance.


RATE OF INTEREST AND ITS CALCULATION

The rate of interest on this Note shall be One percent (1.0%) per annum in excess of the INDEX RATE as it exists from time to time. "INDEX RATE" means the last rate publicly announced or published from time to time by Bank One, Columbus, NA, Columbus, Ohio, as its prime lending rate. If the INDEX RATE is no longer available or has not been publicly announced or published for a period in excess of thirty (30) days, then Bank or any subsequent holder shall have the right at its option to select a replacement INDEX RATE and adjust the spread which is added to the replacement INDEX RATE, which replacement INDEX RATE and adjustment will, taken together, equate to the variable rate of interest provided by the former INDEX RATE and spread, and upon giving twenty (20) days prior written notice to the undersigned, interest rate calculations will thereafter be based on such replacement INDEX RATE and adjusted spread. If the rate of interest on this Note is to fluctuate with an INDEX RATE, the rate of interest will be adjusted to reflect the latest change in the INDEX RATE on the same day as the INDEX RATE changes.

Interest shall be calculated on the basis of (1) the actual number of days elapsed as the numerator and (2) the denominator will be 360. After the principal sum is due, whether by acceleration or otherwise, at Bank's option the interest rate will be changed to the higher of (a) the rate most recently publicly announced or published by Bank One, Columbus, NA, Columbus, Ohio, as its prime lending rate plus five percent (5%) per annum or (b) the highest rate at which interest has been calculated hereunder. In no event will the total of interest and other loan charges due and payable hereunder exceed the maximum rate, if any, established by applicable Federal or State law.

This Note is issued under the provision of a Loan Agreement of even date herewith (the "Loan Agreement").


TIME AND METHOD OF PAYMENT

Interest is due and payable monthly beginning August __, 1995 and continuing of the ____ day of each month thereafter until the principal balance is paid in full. Unless renewed by Bank in its sole discretion as provided in the Loan Agreement, the principal balance and all accrued interest are due and payable on July __, 1996.

I. The payment of this Note is secured by the pledge or deposit of, and/or of the grant of a lien, encumbrance, Mortgage, Trust
Deed and/or security interest which is hereby granted in, the collateral described in the Loan Agreement.

II. All credits, deposits, accounts, or monies of any of the undersigned and all of the property belonging to or in which the undersigned now or hereafter has any interest, now or hereafter in the possession or control of the Bank and the Collateral (if any) shall be, and be held by the Bank as, security for the payment of this Note (hereinafter "Obligations").

III. If any of the undersigned are identified as a corporation partnership or limited partnership, then the undersigned hereby, jointly and severally, represent, warrant and certify to the Bank that any such entity is duly organized and properly acting. If any of the undersigned is an individual, then the undersigned hereby jointly and severally represent, warrant and certify to the Bank that the loan of which this Note is evidence and any renewals or extensions or modifications thereof is and are incurred primarily for business purposes, that such loan is for an activity that is engaged in primarily for the purpose of generating gross income as that term is defined in West Virginia Code Section 11-13-1 and the undersigned hereby jointly and severally further certify, represent and warrant to the Bank that the loan of which this Note is evidence is not incurred in connection with any farming or other agricultural activity engaged in by producer of agricultural commodities, livestock or other farm products.

IV. Payments shall, at the option of the Bank, be first applied to the payment of interest and the balance thereof to principal reduction. In the event that there is a failure to pay this Note or any installment of principal or interest hereunder when due and such failure continues for ten (10) days following written notice thereof from the Bank to the undersigned, the undersigned, jointly and severally shall pay a late charge of the lesser of
(a) five percent (5%) of said unpaid amount or (b) $250.00.

V. At the option of the Bank, all Obligations including without limitation the payment of all sums under this Note, shall become due and payable in full on the tenth (10th) day following written notice from the Bank to the undersigned of the occurrence of any of the following events of default, if such default(s) remain uncured: (a) failure of the undersigned to make payment when due of the principal or interest of this Note; (b) the occurrence of an Event of Default under the Loan Agreement pursuant to which this Note is issued; (c) failure of the undersigned or any guarantor hereof to comply with any of the terms and conditions of this Note and/or any obligations of the undersigned contained in any agreement, security agreement, Mortgage, Trust Deed, loan agreement, guaranty, or device securing, evidencing or relating to this Note; (d) death, dissolution, merger, consolidation or termination of existence of any of the undersigned or any guarantor; (e) insolvency or appointment of a receiver for the undersigned or any guarantor or any property of the undersigned or any guarantor, assignment for the benefit of creditors or a commencement of any proceeding under any bankruptcy, reorganization, arrangement, or liquidation law by or against any of the undersigned or any guarantor, or if such proceedings are commenced by a creditor and remain undismissed for thirty (30) days; (f) failure of any of the undersigned to pay when due any premium on any policy of life or other insurance pledged hereunder, or held in connection with any security hereof; (g) the Bank deeming itself insecure and in good faith believing that the prospect of payment or performance is impaired; (h) the institution of any garnishment proceedings by attachment, levy or otherwise against any property of the undersigned or any guarantor hereof; (i) failure of the undersigned or any guarantor to furnish the Bank within thirty (30) days after written request by the Bank, current financial statements in form satisfactory to the Bank; or (j) any representation, warranty, statement, report, or application made, or furnished, by the undersigned or any guarantor proving to have been false, or erroneous, in any material respect at the time of the making thereof.

VI. No delay or omission on the part of the Bank in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

VII. The undersigned and each guarantor of this Note, or the obligation represented hereby, waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note (except as expressly required herein); and assent to any extension or postponement of the time of payment or any other indulgence, and/or to the addition or release of any property and/or any other party or person primarily or secondarily liable. The Bank can proceed against anyone liable for repayment without first proceeding against any other and without first liquidating any property given as security.

VIII. The undersigned will pay on demand all costs of collection and attorneys' fees incurred or paid by the Bank in enforcing this Note when the same has become due, whether by acceleration or otherwise.

IX. When the Obligations become due, whether by acceleration or otherwise, and at any time thereafter, the Bank shall have all of the remedies provided by law, any agreement or any security documents including the remedies of a secured party under the Uniform Commercial Code. Unless any collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the undersigned reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the last known address of the undersigned at least ten days before the time of the sale or disposition.

X. When the Obligations become due, whether by acceleration or otherwise, and at any time thereafter, the Bank may, at its option, demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to any collateral held hereunder. The Bank shall not be bound to take any steps necessary to preserve any rights in any collateral against prior parties, inasmuch as the undersigned agree to assume such responsibility.

XI. The undersigned and each guarantor of this Note or the Obligations represented hereby agree that the Bank may retake possession of any collateral without prior judicial hearing or process, and hereby expressly waive any right to such judicial hearing or process.

XII. This Note shall be governed by and construed in accordance with the laws of the State of West Virginia in all respects.

XIII. The undersigned hereby jointly and severally, irrevocably and exclusively submit to the jurisdiction of the Circuit Court of Cabell County, West Virginia and the proper Appellate Courts of the State of West Virginia, or the United States Bankruptcy or District Court having jurisdiction over Cabell County, West Virginia and the proper Appellate Courts of the United States, over any action or proceeding arising out of or relating to this Note, any document executed in connection therewith and/or the conduct of the relationship between Bank and the undersigned in relation thereto. The undersigned hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such West Virginia State or Federal Court and waives any and all rights the undersigned may have to contest the jurisdiction and/or venue of the above mentioned Courts and to demand any other Court. Provided however, nothing in this section shall affect the right of the Bank to bring proceedings against the undersigned in the Courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

XIV. The undersigned jointly and severally waive(s) trial by jury with respect to any action, claim, suit or proceeding in respect of or arising out of this Note, any agreements executed in connection with this Note and/or the conduct of the relationship between Bank and the undersigned in relation thereto.

XV. The undersigned jointly and severally acknowledge receipt of a copy of this Note with all applicable blanks filled in before signing.

XVI. The undersigned reserves the right to prepay this Note without penalty.

                              _______________________________
                                   ROBERT L. SHELL, JR.

BANK ONE, WEST VIRGINIA, NA             Commercial
                                        Promissory Note


Note number _________  Date July 20, 1995  Amount $300,000.00

For value received, the receipt of which is hereby acknowledged, the undersigned, jointly and severally, promise to pay to the order of BANK ONE, WEST VIRGINIA, NA, a national banking association hereinafter called "the Bank") at 1000 Fifth Avenue, Huntington, West Virginia, the principal sum of THREE HUNDRED THOUSAND DOLLARS ($300,000.00) or so much thereof as may from time to time be disbursed to, or for the benefit of, the undersigned, together with interest on the unpaid principal balance as hereinafter provided from the date hereof until paid in full and payable on the terms hereinafter set forth. The Bank's records of disbursements and payments shall be conclusive as to the outstanding balance.


RATE OF INTEREST AND ITS CALCULATION

The rate of interest on this Note shall be One percent (1.0%) per annum in excess of the INDEX RATE as it exists from time to time. "INDEX RATE" means the last rate publicly announced or published from time to time by Bank One, Columbus, NA, Columbus, Ohio, as its prime lending rate. If the INDEX RATE is no longer available or has not been publicly announced or published for a period in excess of thirty (30) days, then Bank or any subsequent holder shall have the right at its option to select a replacement INDEX RATE and adjust the spread which is added to the replacement INDEX RATE, which replacement INDEX RATE and adjustment will, taken together, equate to the variable rate of interest provided by the former INDEX RATE and spread, and upon giving twenty (20) days prior written notice to the undersigned, interest rate calculations will thereafter be based on such replacement INDEX RATE and adjusted spread. If the rate of interest on this Note is to fluctuate with an INDEX RATE, the rate of interest will be adjusted to reflect the latest change in the INDEX RATE on the same day as the INDEX RATE changes.

Interest shall be calculated on the basis of (1) the actual number of days elapsed as the numerator and (2) the denominator will be 360. After the principal sum is due, whether by acceleration or otherwise, at Bank's option the interest rate will be changed to the higher of (a) the rate most recently publicly announced or published by Bank One, Columbus, NA, Columbus, Ohio, as its prime lending rate plus five percent (5%) per annum or (b) the highest rate at which interest has been calculated hereunder. In no event will the total of interest and other loan charges due and payable hereunder exceed the maximum rate, if any, established by applicable Federal or State law.

This Note is issued under the provision of a Loan Agreement of even date herewith (the "Loan Agreement").


TIME AND METHOD OF PAYMENT

Principal and accrued interest thereon is due and payable in fifty-nine (59) consecutive monthly installments of $4,625.00 each, payable on the ___ day of each month commencing August ___, 1995, and continuing thereafter, and one, final, installment of the balance of principal and all accrued interest which shall be due and payable in full on July ___, 2000. If the amount of any scheduled payment is not sufficient to fully pay accrued interest, then the payment amount shall be automatically increased to an amount sufficient to fully pay accrued interest.

XIII. The payment of this Note is secured by the pledge or deposit of, and/or of the grant of a lien, encumbrance, Mortgage, Trust Deed and/or security interest which is hereby granted in, the collateral described in the Loan Agreement.

XIV. All credits, deposits, accounts, or monies of any of the undersigned and all of the property belonging to or in which the undersigned now or hereafter has any interest, now or hereafter in the possession or control of the Bank and the Collateral (if any) shall be, and be held by the Bank as, security for the payment of this Note (hereinafter "Obligations").

XV. If any of the undersigned are identified as a corporation partnership or limited partnership, then the undersigned hereby, jointly and severally, represent, warrant and certify to the Bank that any such entity is duly organized and properly acting. If any of the undersigned is an individual, then the undersigned hereby jointly and severally represent, warrant and certify to the Bank that the loan of which this Note is evidence and any renewals or extensions or modifications thereof is and are incurred primarily for business purposes, that such loan is for an activity that is engaged in primarily for the purpose of generating gross income as that term is defined in West Virginia Code Section 11-13-1 and the undersigned hereby jointly and severally further certify, represent and warrant to the Bank that the loan of which this Note is evidence is not incurred in connection with any farming or other agricultural activity engaged in by producer of agricultural commodities, livestock or other farm products.

XVI. Payments shall, at the option of the Bank, be first applied to the payment of interest and the balance thereof to principal reduction. In the event that there is a failure to pay this Note or any installment of principal or interest hereunder when due and such failure continues for ten (10) days following written notice thereof from Bank to the undersigned, the undersigned, jointly and severally shall pay a late charge of the lesser of
(a) five percent (5%) of said unpaid amount or (b) $250.00.

XVII. At the option of the Bank, all Obligations including without limitation the payment of all sums under this Note, shall become immediately due and payable in full on the tenth (10th) day following written notice from the Bank to the undersigned of the occurrence of any of the following events of default, if such default(s) remain uncured: (a) failure of the undersigned to make payment when due of the principal or interest of this Note; (b) the occurrence of an Event of Default under the Loan Agreement pursuant to which this Note is issued; (c) failure of the undersigned or any guarantor hereof to comply with any of the terms and conditions of this Note and/or any obligations of the undersigned contained in any agreement, security agreement, Mortgage, Trust Deed, loan agreement, guaranty, or device securing, evidencing or relating to this Note; (d) death, dissolution, merger, consolidation or termination of existence of any of the undersigned or any guarantor; (e) insolvency or appointment of a receiver for the undersigned or any guarantor or any property of the undersigned or any guarantor, assignment for the benefit of creditors or a commencement of any proceeding under any bankruptcy, reorganization, arrangement, or liquidation law by or against any of the undersigned or any guarantor, or if such proceedings are commenced by a creditor and remain undismissed for thirty (30) days; (f) failure of any of the undersigned to pay when due any premium on any policy of life or other insurance pledged hereunder, or held in connection with any security hereof; (g) the Bank deeming itself insecure and in good faith believing that the prospect of payment or performance is impaired; (h) the institution of any garnishment proceedings by attachment, levy or otherwise against any property of the undersigned or any guarantor hereof; (i) failure of the undersigned or any guarantor to furnish the Bank within thirty
(30) days after written request by the Bank, current financial statements in form satisfactory to the Bank; or (j) any representation, warranty, statement, report, or application made, or furnished, by the undersigned or any guarantor proving to have been false, or erroneous, in any material respect at the time of the making thereof.

XVIII.     No delay or omission on the part of the Bank in
exercising any right hereunder shall operate as a waiver of such right or of any other right under this Note. A waiver on any one occasion shall not be construed as a bar to or waiver of any such right and/or remedy on any future occasion.

XIX. The undersigned and each guarantor of this Note, or the obligation represented hereby, waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note (except as expressly required herein); and assent to any extension or postponement of the time of payment or any other indulgence, and/or to the addition or release of any property and/or any other party or person primarily or secondarily liable. The Bank can proceed against anyone liable for repayment without first proceeding against any other and without first liquidating any property given as security.

XX. The undersigned will pay on demand all costs of collection and attorneys' fees incurred or paid by the Bank in enforcing this Note when the same has become due, whether by acceleration or otherwise.

XXI. When the Obligations become due, whether by acceleration or otherwise, and at any time thereafter, the Bank shall have all of the remedies provided by law, any agreement or any security documents including the remedies of a secured party under the Uniform Commercial Code. Unless any collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the undersigned reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. The requirement of reasonable notice shall be met if such notice is mailed, postage prepaid, to the last known address of the undersigned at least ten days before the time of the sale or disposition.

XXII. When the Obligations become due, whether by acceleration or otherwise, and at any time thereafter, the Bank may, at its option, demand, sue for, collect, or make any compromise or settlement it deems desirable with reference to any collateral held hereunder. The Bank shall not be bound to take any steps necessary to preserve any rights in any collateral against prior parties, inasmuch as the undersigned agree to assume such responsibility.

XXIII.    The undersigned and each guarantor of this Note or the
Obligations represented hereby agree that the Bank may retake possession of any collateral without prior judicial hearing or process, and hereby expressly waive any right to such judicial hearing or process.

XXIV. This Note shall be governed by and construed in accordance with the laws of the State of West Virginia in all respects.

XIII. The undersigned hereby jointly and severally, irrevocably and exclusively submit to the jurisdiction of the Circuit Court of the Cabell County, West Virginia in which the Bank's main banking office is situate and the proper Appellate Courts of the State of West Virginia, or the United States Bankruptcy or District Court having jurisdiction over Cabell County, West Virginia and the proper Appellate Courts of the United States, over any action or proceeding arising out of or relating to this Note, any document executed in connection therewith and/or the conduct of the relationship between Bank and the undersigned in relation thereto. The undersigned hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such West Virginia State or Federal Court and waives any and all rights the undersigned may have to contest the jurisdiction and/or venue of the above mentioned Courts and to demand any other Court. Provided however, nothing in this section shall affect the right of the Bank to bring proceedings against the undersigned in the Courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

XIV. The undersigned jointly and severally waive(s) trial by jury with respect to any action, claim, suit or proceeding in respect of or arising out of this Note, any agreements executed in connection with this Note and/or the conduct of the relationship between Bank and the undersigned in relation thereto.

XV. The undersigned jointly and severally acknowledge receipt of a copy of this Note with all applicable blanks filled in before signing.

XVI. The undersigned reserves the right to prepay this Note without penalty. Any partial prepayments shall not relieve the undersigned from the obligation to make the regular monthly payments hereunder.


                              _______________________________
                                   ROBERT L. SHELL, JR.